UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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FORTY SEVEN, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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FORTY SEVEN, INC.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

ADDITIONAL DEFINITIVE PROXY MATERIALS TO PROXY STATEMENT DATED MAY 20, 2019

2019 ANNUAL MEETING OF STOCKHOLDERS

On April 26, 2019, Forty Seven, Inc. filed a definitive proxy statement with the Securities and Exchange Commission in connection with the solicitation by its board of directors of proxies to be voted at its 2019 Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific time, on Wednesday, June 12, 2019, and at any adjournment of the Annual Meeting. These additional definitive proxy materials are being filed with the Securities and Exchange Commission to correct the inadvertent omission of the column titled “All Other Compensation” from the table titled “Non-Employee Director Compensation for 2018” appearing under the heading “Non-Employee Director Compensation” on page 24 of the proxy statement. Such table and accompanying footnotes are amended and replaced in their entirety as set forth below. Except as described herein, these additional definitive proxy materials do not modify, amend, supplement or otherwise affect the proxy statement.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2018

Name	Fees Earned or Paid in Cash	Option Awards (1)(5)		All Other Compensation		Total
Kristine M. Ball	$42,000	$392,734	(2)	$—		$434,734
Jeffrey W. Bird, M.D.	33,875	115,841	(3)	—		149,716
Ian T. Clark	34,500	716,747	(4)	—		751,247
Dennis J. Henner, Ph.D.	21,250	115,841	(4)	—		137,091
Ravindra Majeti, M.D.	20,000	115,841	(4)	75,000	(7)	210,841
Christopher J. Schaepe (6)	24,500	115,841	(4)	—		140,341
Irving L. Weissman, M.D.	19,500	115,841	(4)	100,000	(7)	235,341

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

Ms. Ball joined our Board of Directors in February 2018 and in March 2018 was granted an option to purchase 69,677 shares of our common stock at an exercise price of $8.76 per share. The shares subject to the option will vest on a monthly basis for 48 consecutive months commencing on February 1, 2018, subject to Ms. Ball’s continuous service with us. In the event of a change in control (as defined in the 2015 Equity Incentive Plan), any unvested shares subject to this option will fully vest and become exercisable immediately prior to the effective date of such change in control, subject to Ms. Ball’s continuous service with us on the effective date of the change in control.

(3)

Mr. Clark joined our Board of Directors in April 2018 and in May 2018 was granted an option to purchase 126,493 shares of our common stock at an exercise price of $8.76 per share. The shares subject to the option will vest on a monthly basis for 48 consecutive months commencing on April 28, 2018, subject to Mr. Clark’s continuous service with us. In the event of a change in control, any unvested shares subject to this option will fully vest and become exercisable immediately prior to the effective date of such change in control, subject to Mr. Clark’s continuous service with us on the effective date of the change in control.

(4)

In April 2018, each of Dr. Bird, Dr. Henner, Dr. Majeti, Mr. Schaepe and Dr. Weissman was granted an option to purchase 20,645 shares of our common stock at an exercise price of $8.76 per share. The shares subject to these options will vest on a monthly basis for 36 consecutive months commencing on the date of the closing of this offering, subject to each non-employee director’s respective continuous service with us. In the event of a change in control, any unvested shares subject to these options will fully vest and become exercisable immediately prior to the effective date of such change in control, subject to the non-employee director’s continuous service with us on the effective date of the change in control.

(5)	As of December 31, 2018, our non-employee directors held the following option awards:

Name	Number of Option Awards
Kristine M. Ball	69,677
Jeffrey W. Bird, M.D.	20,645
Ian T. Clark	126,493
Dennis J. Henner, Ph.D.	20,645
Ravindra Majeti, M.D.	20,645
Christopher J. Schaepe	20,645
Irving L. Weissman	20,645

(6)	Mr. Schaepe resigned from the Board of Directors in March 2019.

(7)	Represents an annual consulting fee paid to Drs. Weissman and Majeti, our co-founders, for providing input regarding our scientific and clinical development programs.